Exhibit 10.1

SUBSCRIPTION AGREEMENT

JAWS Spitfire Acquisition Corporation
1601 Washington Avenue, Suite 800
Miami Beach, Florida 33139

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and between JAWS Spitfire Acquisition Corporation, a Cayman Islands exempted company (“JAWS”), and the undersigned subscriber (the “Investor”), in connection with the Business Combination Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among JAWS, Spitfire Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Velo3D Inc., a Delaware corporation (the “Company”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, becoming a subsidiary of JAWS, on the terms and subject to the conditions therein (such merger, the “Transaction”). In connection with the Transaction, JAWS is seeking commitments from interested investors to purchase, following the Domestication (as defined below) and prior to the closing of the Transaction, shares of JAWS’ common stock, par value $0.0001 per share (the “Shares”), in a private placement for a purchase price of $10.00 per share (the “Per Share Purchase Price”). On or about the date of this Subscription Agreement, JAWS is entering into subscription agreements (the “Other Subscription Agreements” and together with the Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors” and together with the Investor, the “Investors”), severally and not jointly, pursuant to which the Investors, severally and not jointly, have agreed to purchase on the closing date of the Transaction, inclusive of the Shares subscribed for by the Investor, an aggregate amount of up to 15,500,000 Shares, at the Per Share Purchase Price, in which the Company raises an aggregate of $155,000,000.

Prior to the closing of the Transaction (and as more fully described in the Transaction Agreement), JAWS will domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and the Cayman Islands Companies Law (2021 Revision) (the “Domestication”). The aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.”

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and JAWS acknowledges and agrees as follows:

1.       Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from JAWS the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein. The Investor acknowledges and agrees that the Investor’s subscription for the Shares shall be deemed to be accepted by JAWS only when this Subscription Agreement is signed by a duly authorized person by or on behalf of JAWS; JAWS may do so in counterpart form. The Investor acknowledges and agrees that, as a result of the Domestication, the Shares that will be issued pursuant hereto shall be shares of common stock in a Delaware corporation (and not, for the avoidance of doubt, ordinary shares in a Cayman Islands exempted company).

2.      Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of, the Transaction. Upon (a) satisfaction or waiver of the conditions set forth in Section 3 below and (b) delivery of written notice from (or on behalf of) JAWS to the Investor (the “Closing Notice”), that JAWS reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to JAWS, three (3) business days prior to the closing date specified in the Closing Notice (the “Closing Date”), the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by JAWS in the Closing Notice. On the Closing Date, JAWS shall issue a number of Shares to the Investor set forth on the signature page to this Subscription Agreement and subsequently cause such Shares to be registered in book entry form in the name of the Investor (or its nominee) or as otherwise directed by the Investor, free and clear of any liens or other restrictions (other than those arising under state or federal securities laws), on JAWS’ share register; provided, however, that JAWS’ obligation to issue the Shares to the Investor is contingent upon JAWS having received the Subscription Amount in full accordance with this Section 2. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday or Sunday, on which commercial banks in New York, New York and San Jose, California are open for the general transaction of business. In the event the Closing Date does not occur within one business day after the expected closing date set forth in the Closing Notice, JAWS shall promptly (but not later than two business days thereafter) return the Subscription Amount to the Investor, and any book entries shall be deemed cancelled.

3.       Closing Conditions.

a.       The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i)       no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby;

(ii)       no suspension of the offering or sale of the Shares shall have been initiated or, to JAWS’ knowledge, threatened by the SEC; and

(iii)       (A) all conditions precedent to the closing of the Transaction under the Transaction Agreement shall have been satisfied (as determined by the parties to the Transaction Agreement and other than those conditions under the Transaction Agreement which, by their nature, are to be satisfied at the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement) or waived and (B) the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Closing.

b.     In addition to the conditions set forth in Section 3(a), the obligation of JAWS to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to the condition that all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) at and as of the Closing Date (unless they specifically speak as of an earlier date, in which case they shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) as of such date), and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing Date.

c.       In addition to the conditions set forth in Section 3(a), the obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the following conditions: (i) that all representations and warranties of JAWS contained in this Subscription Agreement shall be true and correct as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct as of such date), except, in the case of this clause (i), for any failure of any such representation and warranty to be so true and correct (without giving effect to any qualification by materiality or Material Adverse Effect (as defined herein) contained therein) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) JAWS shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Subscription Agreement to have been performed, satisfied or complied with by it at or prior to Closing and (iii) no amendment or modification of, or waiver with respect to the terms of the Transaction Agreement shall have occurred that has materially and adversely affected the economic benefits reasonably expected to be received by Investor under this Subscription Agreement without having received Investor’s prior written consent; provided, that the foregoing condition shall not apply with respect to any amendment, modification or waiver of Section 7.3(d) of the Transaction Agreement (or the effects thereof).

4.      Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5.       JAWS Representations and Warranties. JAWS represents and warrants to the Investor that:

a.       JAWS is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction). JAWS has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the Closing Date, following the Domestication, JAWS will be duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware.

b.       As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under JAWS’ certificate of incorporation (as amended to the Closing Date), by contract or under the General Corporation Law of the State of Delaware.

c.     This Subscription Agreement has been duly authorized, executed and delivered by JAWS and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against JAWS in accordance with its terms, except as (A) may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity or (B) enforceability of the indemnification and contributions provisions set forth in this Subscription Agreement may be limited by the federal or state securities laws of the United States or the public policy underlying such laws.

d.       The execution and delivery of, and the performance of the transactions contemplated by this Subscription Agreement, including the issuance and sale of the Shares and the compliance by JAWS with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of JAWS or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which JAWS or any of its subsidiaries is a party or by which JAWS or any of its subsidiaries is bound or to which any of the property or assets of JAWS is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of JAWS and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of JAWS to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of JAWS or its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over JAWS or its subsidiaries or any of their properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of JAWS to comply in all material respects with this Subscription Agreement.

e.       As of their respective dates, all reports (the “SEC Reports”) required to be filed by JAWS with the U.S. Securities and Exchange Commission (the “SEC”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of JAWS included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of JAWS as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by JAWS from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

f.       JAWS is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by JAWS of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required in accordance with Section 13 of this Subscription Agreement, (iv) filings required by the New York Stock Exchange, including with respect to obtaining approval of JAWS’ shareholders, and (v) filings that the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

g.     Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of JAWS, threatened against JAWS or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against JAWS. JAWS is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect.

h.      As of the date of this Subscription Agreement, the authorized capital stock of JAWS consists of (i) 200,000,000 Class A ordinary shares, (ii) 20,000,000 Class B ordinary shares and (iii) 1,000,000 preference shares, each with a par value of $0.0001 per share. As of the date of this Subscription Agreement, (A) 34,500,000 Class A ordinary shares of JAWS are issued and outstanding, (B) 8,625,000 Class B ordinary shares of JAWS are issued and outstanding, (C) 13,075,000 warrants to purchase Class A ordinary shares of JAWS are issued and outstanding, and (D) no preference shares are issued and outstanding. All (1) issued and outstanding Class A ordinary shares and Class B ordinary shares of JAWS have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (2) outstanding warrants have been duly authorized and validly issued and are not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to therein or in the SEC Reports, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from JAWS any Class A ordinary shares, Class B ordinary shares or other equity interests in JAWS, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, JAWS has no subsidiaries, other than Merger Sub, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which JAWS is a party or by which it is bound relating to the voting of any securities of JAWS, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Transaction Agreement.

i.      As of the date hereof, the issued and outstanding Class A ordinary shares of JAWS are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the New York Stock Exchange (“NYSE”) under the symbol “SPFR” (it being understood that the trading symbol will be changed in connection with the Transaction). Except as disclosed in the SEC Reports, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of JAWS, threatened against JAWS by NYSE or the SEC, respectively, to prohibit or terminate the listing of JAWS’ Class A ordinary shares on NYSE or to deregister the Class A ordinary shares under the Exchange Act. Except as contemplated by the Transaction Agreement, JAWS has taken no action that is designed to terminate the registration of the Class A ordinary shares under the Exchange Act.

j.       Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Shares hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

k.       JAWS is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

l.       Other than the Other Subscription Agreements, the Transaction Agreement and any other agreement contemplated by the Transaction Agreement, JAWS has not entered into any side letter or similar agreement with any Other Investor or any other investor in connection with such Other Investor’s or investor’s direct or indirect investment in JAWS (other than any side letter or similar agreement relating to the transfer to any investor of (i) securities of JAWS by existing securityholders of JAWS, which may be effectuated as a forfeiture to JAWS and reissuance, or (ii) securities to be issued to the direct or indirect securityholders of the Company pursuant to the Transaction Agreement). No Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Investor than the Investor hereunder, and such Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement.

m.       JAWS has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the undersigned could become liable. Other than Credit Suisse Securities (USA) LLC and BofA Securities, Inc. or any of their affiliates (the “Placement Agents”), JAWS is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares.

6.       Investor Representations and Warranties. The Investor represents and warrants to JAWS that:

a.       The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (“QIB”) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) (“IAI”), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account independently qualifies as a QIB or IAI, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares.

b.       The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to JAWS or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of and in compliance with Rule 903 or 904 of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (ii) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Shares shall contain a restrictive legend to such effect and, as a result, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not be immediately eligible for resale pursuant to Rule 144 promulgated under the Securities Act. The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

c.       The Investor acknowledges and agrees that the Investor is purchasing the Shares from JAWS. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of JAWS, the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of JAWS expressly set forth in Section 5 of this Subscription Agreement.

d.      The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e.     The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to JAWS, the Transaction and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has reviewed the SEC Reports. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

f.     The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and JAWS, the Company or a representative of JAWS or the Company, and the Shares were offered to the Investor solely by direct contact between the Investor and JAWS, the Company or a representative of JAWS or the Company. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, JAWS, the Company, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of JAWS contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in JAWS.

g.    The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in JAWS’ filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision.

h.    Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in JAWS. The Investor acknowledges specifically that a possibility of total loss exists.

i.      In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agents or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning JAWS, the Company, the Transaction, the Transaction Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

j.       The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

k.       The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

l.       The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding agreement of JAWS, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

m.     The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived.

n.       No disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Shares.

o.      Neither the Placement Agents, nor any of their respective affiliates nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any independent investigation with respect to JAWS, the Company or its subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by JAWS. The Placement Agents have not made and do not make any representations as to JAWS or the quality or value of the Shares. The Investor further acknowledges that any and all financial information contained in the investor presentation was provided by the Company to the Placement Agents and that the Placement Agents are relying upon the Company for the accuracy of such information.

p.      In connection with the issue and purchase of the Shares, the Placement Agents have not acted as the Investor’s financial advisor or fiduciary.

q.       The Investor has or has commitments to have and, when required to deliver payment to JAWS pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

r.      The Investor acknowledges that the purchase and sale of Shares hereunder meets the exemptions from filing under FINRA Rule 5123(b)(1).

s.      The Investor acknowledges that Placement Agents may have acquired, or during the term of the Shares may acquire, non-public information with respect to JAWS, which the Investor agrees, subject to requirements under applicable law, need not be provided to it.

7.       Registration Rights.

a.       In the event that the Shares are not registered in connection with the consummation of the Transaction, JAWS agrees that, within thirty (30) calendar days after the consummation of the Transaction (the “Filing Deadline”), it will file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days after the filing thereof (or ninety (90) calendar days after the filing thereof if the SEC notifies JAWS that it will “review” the Registration Statement) and (ii) ten (10) business days after JAWS is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such date, the “Effectiveness Date”). JAWS agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (i) the third anniversary of the Closing, (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement, or (iii) on the first date on which the Investor is able to sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act within 90 days without limitation as to the amount of such securities that may be sold and without the requirement for JAWS to be in compliance with the current public information requirement under Rule 144 (the earliest of (i)–(iii) being the “Expiration”). The Investor agrees to disclose its ownership to JAWS upon request to assist it in making the determination described above. The Investor acknowledges and agrees that JAWS may suspend the use of any such registration statement if it determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, provided, that (A) JAWS shall not so delay filing or so suspend the use of the Registration Statement for a period of more than ninety (90) consecutive days or more than a total of one hundred-twenty (120) calendar days, in each case in any three hundred sixty (360) day period, (B) JAWS shall have a bona fide business purpose for not making such information public and (C) JAWS shall use commercially reasonable efforts to make such registration statement available for the sale by the Investor of such securities as soon as practicable thereafter. JAWS’ obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to JAWS such information regarding the Investor, the securities of JAWS held by the Investor and the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by JAWS to effect the registration of such Shares, and shall execute a selling stockholder questionnaire and such other documents in connection with such registration as JAWS may reasonably request that are customary of a selling stockholder in similar situations (collectively, the “Questionnaire”), provided, however, that the Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. JAWS will provide a draft of the Registration Statement to the Investor for review at least two (2) business days in advance of filing the Registration Statement. So long as the Investor delivers to JAWS a completed Questionnaire (which shall include representations and warranties as to relevant matters), the Investor shall not be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the SEC or another regulatory agency; provided, however, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw from the Registration Statement. For purposes of clarification, any failure by JAWS to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve JAWS of its obligations to file or effect the Registration Statement set forth in this Section 7.

b.       Prior to the Expiration, JAWS shall advise the Investor within three (3) business days (at JAWS’ expense): (i) when a Registration Statement or any post-effective amendment thereto has become effective; (ii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iii) of the receipt by JAWS of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading (provided that any such notice pursuant to this Section 7(b)(iv) shall solely provide that the use of the Registration Statement or prospectus has been suspended without setting forth the reason for such suspension). Notwithstanding anything to the contrary set forth herein, JAWS shall not, when so advising Investor of such events described in this Section 7(b), provide Investor with any material, nonpublic information regarding JAWS other than to the extent that providing notice to Investor of the occurrence of the events listed in (i) through (iv) of this Section 7(b) above constitutes material, nonpublic information regarding JAWS. JAWS shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated in clauses (i) through (iv) above, except for such times as JAWS is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a registration statement, JAWS shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such registration statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Investor agrees that it will immediately discontinue offers and sales of the Shares using a Registration Statement until the Investor receives copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above in clause (iv) and receives notice that any post-effective amendment has become effective or unless otherwise notified by JAWS that it may resume such offers and sales. If so directed by JAWS, the Investor will deliver to JAWS or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (x) to the extent the Investor is required to retain a copy of such prospectus in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up.

c.       Prior to the Expiration, JAWS will use commercially reasonable efforts to file all reports necessary to enable the undersigned to resell the Shares pursuant to the Registration Statement. For as long as the Investor holds Shares, JAWS will use commercially reasonable efforts to file all reports necessary to enable the undersigned to resell the Shares pursuant to Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investor). In addition, in connection with any sale, assignment, transfer or other disposition of the Shares by the Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the Shares held by the Investor become freely tradable and upon compliance by the Investor with the requirements of this Subscription Agreement, if requested by the Investor, JAWS shall cause the transfer agent for the Shares (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry Shares sold or disposed of without restrictive legends within two (2) trading days of any such request therefor from the Investor, provided that JAWS and the Transfer Agent have timely received from the Investor customary representations and other documentation reasonably acceptable to JAWS and the Transfer Agent in connection therewith. Subject to receipt from the Investor by JAWS and the Transfer Agent of customary representations and other documentation reasonably acceptable to JAWS and the Transfer Agent in connection therewith, including, if required by the Transfer Agent, an opinion of JAWS’ counsel, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, the Investor may request that JAWS remove any legend from the book entry position evidencing its Shares following the earliest of such time as such Shares (i) (x) are subject to or (y) have been or are about to be sold or transferred pursuant to an effective registration statement, (ii) have been or are about to be sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for JAWS to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Shares. If restrictive legends are no longer required for such Shares pursuant to the foregoing, JAWS shall, in accordance with the provisions of this section and within two (2) trading days of any request therefor from the Investor accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Shares. JAWS shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

d. The Investor may deliver written notice (an “Opt-Out Notice”) to JAWS requesting that the Investor not receive notices from JAWS otherwise required by this Section 7; provided, however, that the Investor may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Investor (unless subsequently revoked), (i) JAWS shall not deliver any such notices to the Investor and the Investor shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Investor’s intended use of an effective Registration Statement, the Investor will notify JAWS in writing at least two (2) business days in advance of such intended use, and if a notice of an event was previously delivered under Section 7(b) (or would have been delivered but for the provisions of this Section 7(d)) and the related suspension period remains in effect, JAWS will so notify the Investor, within two (2) business days of the Investor’s notification to JAWS, by delivering to the Investor a copy of such previous notice of such event, and thereafter will provide the Investor with the related notice of the conclusion of such event immediately upon its availability.

e.            Indemnification.

(i)       JAWS agrees to indemnify and hold harmless, to the extent permitted by law, the Investor, its directors, and officers, employees, and agents, and each person who controls the Investor (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Investor (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable external attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to JAWS by or on behalf of the Investor expressly for use therein, including the contents of any Questionnaire; provided, however that an Investor that delivers an Opt-Out Notice will not be indemnified under this Section 7(e)(i), unless such Investor notifies JAWS of an intended use of the Registration Statement under Section 7(d).

(ii)       The Investor agrees, severally and not jointly with any person that is a party to the Other Subscription Agreements, to indemnify and hold harmless JAWS, its directors and officers and agents and each person who controls JAWS (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable external attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Investor (including any Questionnaire furnished by the Investor) expressly for use therein. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation.

(iii)       Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)       The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Shares purchased pursuant to this Subscription Agreement.

(v)       If the indemnification provided under this Section 7(d) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(d) from any person who was not guilty of such fraudulent misrepresentation. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Shares purchased pursuant to this Subscription Agreement giving rise to such contribution obligation.

8.      Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of each of the parties hereto and the Company to terminate this Subscription Agreement, (c) JAWS’ notification to the Investor in writing that it has, with the written consent of the Company, abandoned its plans to move forward with the Transaction, (d) October 22, 2021, if the Closing has not occurred by such date, or (e) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing (the termination events described in clauses (a)–(e) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. JAWS shall notify the Investor in writing of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to JAWS in connection herewith shall promptly (and in any event within one business day) following the Termination Event be returned to the Investor.

9.       Trust Account Waiver. The Investor acknowledges that JAWS is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving JAWS and one or more businesses or assets. The Investor further acknowledges that, as described in JAWS’ prospectus relating to its initial public offering dated December 2, 2020 (the “Prospectus”) available at www.sec.gov, substantially all of JAWS’ assets consist of the cash proceeds of JAWS’ initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of JAWS, its public shareholders and the underwriters of JAWS’ initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to JAWS to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of JAWS entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided, however, that nothing in this Section 9 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of any Shares other than the Shares purchased by it pursuant to this Subscription Agreement, pursuant to a validly exercised redemption right with respect to any such Shares.

10.       No Hedging. The Investor hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, shall execute any short sales (as such term is defined in Regulation SHO under the Exchange Act, 17 CFR 242.200) or engage in other hedging transactions of any kind with respect to the Shares during the period from the date of this Subscription Agreement through the Closing (or such earlier termination of this Subscription Agreement). Notwithstanding anything to the contrary set forth herein, (i) nothing in this Section 10 shall prohibit any entities under common management or that share an investment advisor with the Investor that have no knowledge of this Subscription Agreement or of the Investor’s participation in this transaction (including the Investor’s controlled affiliates and/or affiliates) from entering into any short sales or engaging in other hedging transactions; and (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, this Section 10 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscription Amount covered by this Subscription Agreement. JAWS acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by the Investor in connection with a bona fide margin agreement, provided that such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and the Investor effecting a pledge of the Shares shall not be required to provide JAWS with any notice thereof; provided, however, that neither JAWS nor its counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Shares are not subject to any contractual lock up or prohibition on pledging, the form of such acknowledgment to be subject to review and comment by JAWS in all respects.

11.           Miscellaneous.

a.     Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned; provided that the Investor may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Investor or an affiliate thereof); provided, that no such assignment shall relieve the Investor of its obligations hereunder.

b.       JAWS may request from the Investor such additional information as JAWS may deem necessary to register the resale of the Shares and evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with the Investor’s internal policies and procedures; provided that JAWS agrees to keep any such information provided by the Investor confidential except (i) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which JAWS’ securities are listed for trading. The Investor acknowledges and agrees that if it does not provide JAWS with such requested information, JAWS may not be able to register the Investor’s Shares for resale pursuant to Section 7 hereof. The Investor acknowledges that JAWS may file a form of this Subscription Agreement that does not identify the Investor with the SEC as an exhibit to a periodic report or a registration statement of JAWS.

c.       The Investor acknowledges that JAWS, the Placement Agents (as third party beneficiaries with the right to enforce Section 4, Section 5, Section 6, Section 11 and Section 12 hereof on their own behalf and not, for the avoidance of doubt, on behalf of JAWS or the Company) and, following the Closing, the Company, will rely on the acknowledgments, understandings, agreements, representations and warranties contained in Section 6 of this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other parties hereto and the Placement Agents if any of their respective acknowledgments, understandings, agreements, representations and warranties set forth in Section 5 or Section 6, as applicable, above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case such party shall notify the other parties and the Placement Agents if they are no longer accurate in any respect). Each party acknowledges and agrees that each purchase by the Investor, and each sale by JAWS, of Shares from JAWS will constitute a reaffirmation of their respective acknowledgments, understandings, agreements, representations and warranties set forth in Section 6 (as modified by any such notice) by the Investor as of the time of such purchase.

d.      JAWS, the Company and the Placement Agents (each as a third party beneficiary with right of enforcement) are each irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 11(d) shall not give the Company or the Placement Agents any rights other than those expressly set forth herein and, without limiting the generality of the foregoing and for the avoidance of doubt, in no event shall the Company be entitled to rely on any of the representations and warranties of JAWS set forth in this Subscription Agreement.

e.      All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f.       This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto, provided, however, that no modification or waiver by JAWS of the provisions of this Subscription Agreement shall be effective without the prior written consent of the Company (other than modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

g.     This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 8(b), Section 11(c), Section 11(d), Section 11(f), this Section 11(g) and the last sentence of Section 11(k) with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

h.     Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i.     If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j.       This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k.    The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company and the Placement Agents shall be entitled to rely on the provisions of the Subscription Agreement of which the Company and the Placement Agents are each an express third party beneficiary, in each case, on the terms and subject to the conditions set forth herein. For the avoidance of doubt, each of the Placement Agents are third party beneficiaries with rights to enforce Section 4, Section 5, Section 6, Section 11 and Section 12 hereof on their own behalf and not, for the avoidance of doubt, on behalf of JAWS or the Company.

l.       If any change in the number, type or classes of authorized shares of JAWS (including the Shares), other than as contemplated by the Transaction Agreement or any agreement contemplated by the Transaction Agreement, shall occur between the date hereof and immediately prior to the Closing by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Shares issued to the Investor shall be appropriately adjusted to reflect such change.

m.      This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

n.       THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 11(l) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11(l).

o.     Any notice or communication required or permitted hereunder to be given to the Investor shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as the Investor may hereafter designate by notice to JAWS.

12.       Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of JAWS expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in JAWS. The Investor acknowledges and agrees that, other than the statements, representations and warranties of JAWS expressly contained in Section 5 of this Subscription Agreement, none of (i) any other investor pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) or (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing shall have any liability to the Investor, or to any other investor, pursuant to, arising out of or relating to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by JAWS, the Company, the Placement Agents or any Non-Party Affiliate concerning JAWS, the Company, the Placement Agents, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of JAWS, the Company, the Placement Agents or any of JAWS’, the Company’s or the Placement Agents’ controlled affiliates or any family member of the foregoing.

13.       Disclosure. JAWS shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transaction and any other material, nonpublic information that JAWS has provided to the Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the actual knowledge of JAWS, the Investor shall not be in possession of any material, non-public information received from JAWS or any of its officers, directors, or employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with JAWS, the Placement Agents or any of their respective affiliates, relating to the transactions contemplated by this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, JAWS shall not publicly disclose the name of the Investor, its investment advisor or any of their respective affiliates or advisers, or include the name of the Investor, its investment advisor or any of their respective affiliates or advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except (i) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which JAWS’ securities are listed for trading; provided, however, that JAWS shall provide Investor with prior written notice of such disclosure permitted under clauses (i) and (ii).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):	Date: March 22, 2021

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by JAWS in the Closing Notice.

IN WITNESS WHEREOF, JAWS has accepted this Subscription Agreement as of the date set forth below.

JAWS SPITFIRE ACQUISITION CORPORATION

By:
Name: Title:

Date: March 22, 2021

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐  Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐  Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐  Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐  Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐  Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐  Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.

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